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                                                                 Exhibit (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                     July 29, 2008



Van Kampen Equity Trust
522 Fifth Avenue
New York, New York  10036

         Re:      Post-Effective Amendment No. 71 to the
                  Registration Statement on Form N-1A for the
                  Van Kampen Equity Trust
                  (the "Registration Statement")
                  File Nos. 33-08122 and 811-04805)


Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.


                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP